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                                                               EXHIBIT 23.3

                             December 4, 1998

The Board of Directors of

Albany Molecular Research, Inc.



  We consent to the reference to our firm under the caption "Experts" contained in the Registration Statement on Form S-1 of Albany Molecular Research, Inc. and the Prospectus forming a part thereof.

                                          Ostrolenk, Faber, Gerb & Soffen, LLP

                                          /s/ Harold Einhorn

                                          Harold Einhorn